Exhibit 99.1

PAR PETROLEUM CORPORATION TO RESTATE 2013 FINANCIAL STATEMENTS

Houston, Texas, Wednesday, May 21, 2014 – Par Petroleum Corporation (OTCQB: PARR) announced today that it will restate its financial statements for the year ended December 31, 2013.

In connection with the preparation of the Company’s first quarter results, the Company’s management became aware that the Company’s financial statements for the year ended December 31, 2013 contained a miscalculation of the Company’s crude inventory volumes on hand as of December 31, 2013. The miscalculation results in an understatement of the Company’s cost of revenues and net loss for the year ended December 31, 2013.

The Company determines hydrocarbon inventories, and its obligations under supply and exchange agreements, based on physical inventory measurements made at the end of each reporting period. However, at December 31, 2013, the Company did not appropriately consider specific adjustments to these physical measurements. This miscalculation of hydrocarbon inventory volumes resulted in overstatements of the Company’s inventory, accounts receivable, and obligations under its supply and exchange agreements, and an understatement of the Company’s cost of revenues, resulting in an increased net loss for the year ended December 31, 2013 estimated to be $8 million to $15 million. This correction for miscalculated inventory will not impact previously disclosed total cash flow from operations.

On May 18, 2014, the Audit Committee of the Board of Directors of Par Petroleum Corporation concluded, after discussion with the Company’s management and independent registered public accounting firm, that the Company’s financial statements for the year ended December 31, 2013, and the report of Deloitte & Touche LLP included in the Company’s Annual Report on Form 10-K originally filed with the Securities and Exchange Commission on March 31, 2014, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 29, 2014 (collectively, the “Original Form 10-K”), should no longer be relied upon. On that date, the Audit Committee also determined that the unaudited pro forma combined statement of operations for the year ended December 31, 2013, included in the Company’s Current Report on Form 8-K originally filed with the SEC on April 30, 2014 (the “Original Form 8-K”), should no longer be relied upon. Accordingly, the Company will restate its financial statements for the year ended December 31, 2013, included in the Original Form 10-K and will restate the unaudited pro forma combined statement of operation for the year ended December 31, 2013 included in the Original Form 8-K.

The Company and its independent registered public accounting firm are continuing their procedures related to the restatement of the financial statements for the year ended December 31, 2013. Because the opening balance sheet is affected, the Company was unable to file its Form 10-Q for the first quarter of 2014 within the extension period provided by Rule 12b-25. The Company intends to include restated financial statements for the year ended December 31, 2013 in the Company’s Amendment No. 2 on Form 10-K/A (the “Amended Form 10-K”), which will amend and restate certain portions of the Original Form 10-K. The Company also intends to include a restated unaudited pro forma combined statement of operations in the Company’s Form 8-K/A (“Amended Form 8-K”), which will amend and restate portions of Original Form 8-K. The Company intends to file the Amended Form 10-K, the Form 10-Q for the first quarter of 2014 and the Amended Form 8-K as soon as practicable.

Par Petroleum Corporation

Par Petroleum Corporation is a Houston-based company that manages and maintains interests in a variety of energy-related assets. Par is a growth company that looks for acquisitions with strong fundamentals and employees who can move the business forward.

Par, through its subsidiaries, owns and operates a 94,000 bpd refinery located in Hawaii on the island of Oahu. This refinery, together with substantial storage capacity, a 27-mile pipeline system, terminals, and retail outlets, provides a substantial portion of the energy demands of Hawaii.

Par’s largest oil and gas asset is its investment in Piceance Energy, LLC, which owns and operates natural gas reserves located in the Piceance Basin of Colorado.

Par also markets, transports and distributes crude petroleum-based energy products through Texadian Energy. With significant logistics capability on key pipeline systems, a rail car fleet, and a fleet of chartered barge tows, Par believes it has a competitive advantage in moving crude oil efficiently from land locked locations in the Western U.S. and Canada to the refining hubs in the Midwest, the Gulf Coast, and the East Coast.

Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: the quantifiable impact of the miscalculation of the Company’s crude inventory volumes on hand as of December 31, 2013; any delay in the filing of the Amended Form 10-K, the Amended Form 8-K or the First Quarter 2014 Form 10-Q with the SEC; the timing and results of the ongoing review of the effectiveness of internal control over financial reporting (and related internal controls) and disclosure controls and procedures; the subsequent discovery of additional adjustments to the Company’s previously issued financial statements; the adverse effects on the Company’s business as a result of the restatement process or increased regulatory, media or financial reporting issues; the initiation of legal proceedings; and the volatility of the Company’s stock price. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K, as amended. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Investor Relations Contact:

Stonegate Securities, Inc.

Preston Graham

preston@stonegateinc.com

214-987-4121